For Release:	Immediately	Exhibit 99.1

Contact:	Media -
	Aidan Gormley - Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com

Financial Analysts -
	Robin J. Davenport, Vice President, Corporate Finance	216-896-2265
rjdavenport@parker.com

Stock Symbol:	PH - NYSE
Parker Reports Fiscal 2021 First Quarter Results

- First quarter EPS were $2.47 as reported, or $3.07 adjusted
- First quarter total segment operating margin was 16.8% as reported, or 19.9% adjusted
- First quarter EBITDA margin was 19.5% as reported, or 20.1% adjusted
- Cash flow from operations was a first quarter record at $737.4 million, and reached 22.8% of sales
- Acquisition-related debt reduction of approximately $2 billion in the last 11 months
- Company increases fiscal 2021 full year guidance

CLEVELAND, November 5, 2020 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2021 first quarter ended September 30, 2020. Fiscal 2021 first quarter sales were $3.23 billion, compared with $3.33 billion in the prior year quarter. Net income was $321.4 million, compared with $338.9 million in the first quarter of fiscal 2020. Fiscal 2021 first quarter earnings per share were $2.47, compared with $2.60 in the prior year quarter. Adjusted earnings per share were $3.07, compared with adjusted earnings per share of $3.05 in the first quarter of fiscal 2020. Fiscal year-to-date cash flow from operations was a first quarter record at $737.4 million and reached 22.8% of sales, compared with $449.1 million or 13.5% of sales in the prior year period. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

“Thanks to the dedication of our global team executing The Win Strategy™, Parker continues to deliver excellent results in the midst of the ongoing challenging market conditions,” said Chairman and Chief Executive Officer, Tom Williams. “We generated record operating cash flow and impressive margins in the quarter, reflecting both the near-term measures we have put in place to manage our cost structure and the portfolio and performance actions we have taken to strengthen our business. Notably, adjusted total segment operating margin increased 110 basis points compared with the prior year to 19.9% and adjusted EBITDA margin increased 100 basis points to 20.1% in the quarter, despite an organic sales decline of 13%. During the quarter, the balance sheet was further strengthened with debt repayment of

$557 million, bringing our acquisition-related debt reduction to approximately $2 billion over the last 11 months, which represents 37% of the LORD and Exotic transaction debt."

Segment Results
Diversified Industrial Segment: North American first quarter sales decreased 6% to $1.5 billion, and operating income was $268.8 million, compared with $275.2 million in the same period a year ago. International first quarter sales increased 5% to $1.1 billion, and operating income was $186.9 million, compared with $168.6 million in the same period a year ago.

Aerospace Systems Segment: First quarter sales decreased 9% to $573.2 million, and operating income was $86.8 million, compared with $123.0 million in the same period a year ago.

Parker reported the following orders for the quarter ending September 30, 2020, compared with the same quarter a year ago:
· Orders decreased 12% for total Parker
· Orders decreased 11% in the Diversified Industrial North America businesses
· Orders decreased 4% in the Diversified Industrial International businesses
· Orders decreased 25% in the Aerospace Systems Segment on a rolling 12-month average basis

Outlook
For the fiscal year ending June 30, 2021, the company has increased guidance for earnings per share to the range of $9.93 to $10.53, or $11.70 to $12.30 on an adjusted basis. Guidance assumes an organic sales decline in the range of 9% to 6%. Fiscal year 2021 guidance is adjusted on a pre-tax basis for expected business realignment expenses of approximately $60 million, costs to achieve of approximately $18 million, acquisition-related intangible asset amortization of approximately $322 million and a gain on the sale of land of approximately $101 million, which closed in October, 2020. A reconciliation of forecasted earnings per share to adjusted forecasted earnings per share is included in the financial tables of this press release.

Williams added, “Given our strong first quarter performance, we are updating our previously issued guidance but remain cautious about performance trends for the remainder of this fiscal year. While there are indicators that the worst of the economic downturn is behind us, the COVID-19 pandemic is likely to continue to create headwinds in the global environment. We are confident in our ability to perform in FY21 and in the future, driven by the Win Strategy 3.0 as our business system."

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2021 first quarter results are available to all interested parties via live webcast today at

11:00 a.m. ET, at www.phstock.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit www.phstock.com.

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Parker has increased its annual dividend per share paid to shareholders for 64 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Net Income
Net income referenced in this press release is equal to net income attributable to common shareholders.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted earnings per share; (b) adjusted total segment operating margin; EBITDA margin; and adjusted EBITDA margin. The adjusted earnings per share and total segment operating margin measures are presented to allow investors and the company to meaningfully evaluate changes in earnings per share and total segment operating margin on a comparable basis from period to period. This press release also contains references to EBITDA, EBITDA margin and adjusted EBITDA margin. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA, EBITDA margin and adjusted EBITDA margin are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. Additionally, the actual impact of changes in tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretation thereof on future performance and earnings projections may impact the company’s tax calculations. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among other factors which may affect future performance are: the impact of the global outbreak of COVID-19 and governmental and other actions taken in response; changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of CLARCOR, LORD Corporation or Exotic Metals; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability, as well as uncertainties associated with the timing and conditions surrounding the return to service of the Boeing 737 MAX. The company makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.

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PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2020		Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands, except per share amounts)	2020	2019
Net sales	$3,230,540	$3,334,511
Cost of sales	2,384,328	2,479,741
Selling, general and administrative expenses	369,851	399,179
Interest expense	65,958	69,956
Other (income), net	(4,892)	(47,521)
Income before income taxes	415,295	433,156
Income taxes	93,578	94,115
Net income	321,717	339,041
Less: Noncontrolling interests	308	143
Net income attributable to common shareholders	$321,409	$338,898

Earnings per share attributable to common shareholders:
Basic earnings per share	$2.50	$2.64
Diluted earnings per share	$2.47	$2.60

Average shares outstanding during period - Basic	128,707,745	128,463,992
Average shares outstanding during period - Diluted	130,294,223	130,130,076

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2020	2019
Cash dividends per common share	$0.88	$0.88

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended September 30,
(Amounts in dollars)	2020	2019
Earnings per diluted share	$2.47	$2.60
Adjustments:
Acquired intangible asset amortization expense	0.63	0.38
Business realignment charges	0.12	0.04
Lord costs to achieve	0.03	0.03
Exotic costs to achieve	—	0.01
Acquisition-related expenses	—	0.14
Tax effect of adjustments[1]	(0.18)	(0.15)
Adjusted earnings per diluted share	$3.07	$3.05

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2020		Exhibit 99.1
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2020	2019
Net sales	$3,230,540	$3,334,511

Net income	$321,717	$339,041
Income taxes	93,578	94,115
Depreciation and amortization	148,442	109,071
Interest expense	65,958	69,956
EBITDA	629,695	612,183
Adjustments:
Business realignment charges	15,701	4,723
Lord costs to achieve	3,615	3,414
Exotic costs to achieve	332	595
Acquisition-related expenses	—	17,449
Adjusted EBITDA	$649,343	$638,364

EBITDA margin	19.5%	18.4%
Adjusted EBITDA margin	20.1%	19.1%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2020		Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2020	2019
Net sales
Diversified Industrial:
North America	$1,528,111	$1,624,605
International	1,129,251	1,078,850
Aerospace Systems	573,178	631,056
Total net sales	$3,230,540	$3,334,511
Segment operating income
Diversified Industrial:
North America	$268,833	$275,192
International	186,901	168,573
Aerospace Systems	86,766	122,980
Total segment operating income	542,500	566,745
Corporate general and administrative expenses	36,735	48,902
Income before interest expense and other expense	505,765	517,843
Interest expense	65,958	69,956
Other expense	24,512	14,731
Income before income taxes	$415,295	$433,156

RECONCILIATION OF TOTAL SEGMENT OPERATING MARGIN TO ADJUSTED TOTAL SEGMENT OPERATING MARGIN

(Unaudited)	Three Months Ended		Three Months Ended
(Dollars in thousands)	September 30, 2020		September 30, 2019
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$542,500	16.8%	$566,745	17.0%
Adjustments:
Acquired intangible asset amortization expense	81,703		49,433
Business realignment charges	14,523		4,718
Lord costs to achieve	3,615		3,414
Exotic costs to achieve	332		595
Acquisition-related expenses	—		2,519
Adjusted total segment operating income	$642,673	19.9%	$627,424	18.8%

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2020			Exhibit 99.1
CONSOLIDATED BALANCE SHEET
(Unaudited)	September 30,	June 30,	September 30,
(Dollars in thousands)	2020	2020	2019
Assets
Current assets:
Cash and cash equivalents	$742,394	$685,514	$3,627,393
Marketable securities and other investments	33,463	70,805	282,102
Trade accounts receivable, net	1,860,324	1,854,398	1,983,242
Non-trade and notes receivable	273,991	244,870	288,762
Inventories	1,795,779	1,814,631	1,790,044
Prepaid expenses and other	163,533	214,986	166,536
Total current assets	4,869,484	4,885,204	8,138,079
Plant and equipment, net	2,292,880	2,292,735	1,880,157
Deferred income taxes	129,751	126,839	145,476
Investments and other assets	778,591	764,563	892,508
Intangible assets, net	3,743,314	3,798,913	2,693,756
Goodwill	7,971,897	7,869,935	5,818,613
Total assets	$19,785,917	$19,738,189	$19,568,589

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$884,450	$809,529	$1,736,779
Accounts payable, trade	1,264,991	1,111,759	1,287,420
Accrued payrolls and other compensation	332,110	424,231	310,417
Accrued domestic and foreign taxes	196,429	195,314	188,571
Other accrued liabilities	650,243	607,540	634,141
Total current liabilities	3,328,223	3,148,373	4,157,328
Long-term debt	7,057,723	7,652,256	7,366,912
Pensions and other postretirement benefits	1,864,506	1,887,414	1,261,493
Deferred income taxes	413,891	382,528	178,454
Other liabilities	577,325	539,089	501,610
Shareholders' equity	6,528,964	6,113,983	6,096,616
Noncontrolling interests	15,285	14,546	6,176
Total liabilities and equity	$19,785,917	$19,738,189	$19,568,589

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2020		Exhibit 99.1
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Three Months Ended September 30,
(Dollars in thousands)	2020	2019
Cash flows from operating activities:
Net income	$321,717	$339,041
Depreciation and amortization	148,442	109,071
Share incentive plan compensation	58,461	52,633
Gain on plant and equipment	(498)	(10,269)
(Gain) loss on marketable securities	(340)	201
Gain on investments	(970)	(498)
Net change in receivables, inventories and trade payables	194,350	53,526
Net change in other assets and liabilities	4,207	(77,794)
Other, net	12,005	(16,780)
Net cash provided by operating activities	737,374	449,131
Cash flows from investing activities:
Acquisitions (net of cash of $8,179 in 2019)	—	(1,696,456)
Capital expenditures	(42,117)	(50,345)
Proceeds from sale of plant and equipment	6,590	19,284
Purchases of marketable securities and other investments	(10,726)	(159,984)
Maturities and sales of marketable securities and other investments	49,107	26,477
Other	1,054	8,070
Net cash provided by (used in) investing activities	3,908	(1,852,954)
Cash flows from financing activities:
Net payments for common stock activity	(21,750)	(71,985)
Net (payments for) proceeds from debt	(557,442)	2,023,714
Dividends paid	(113,542)	(113,352)
Net cash (used in) provided by financing activities	(692,734)	1,838,377
Effect of exchange rate changes on cash	8,332	(26,928)
Net increase in cash and cash equivalents	56,880	407,626
Cash and cash equivalents at beginning of year	685,514	3,219,767
Cash and cash equivalents at end of period	$742,394	$3,627,393

PARKER HANNIFIN CORPORATION - SEPTEMBER 30, 2020	Exhibit 99.1
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2021
Forecasted earnings per diluted share	$9.93 to $10.53
Adjustments:
Business realignment charges	0.46
Costs to achieve	0.14
Acquisition-related intangible asset amortization expense	2.47
Gain on sale of land	(0.77)
Tax effect of adjustments[1]	(0.53)
Adjusted forecasted earnings per diluted share	$11.70 to $12.30

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.